Exhibit 99.1

Orbitz Worldwide, Inc. Reports First Quarter 2013 Results

Chicago, May 9, 2013 - Orbitz Worldwide, Inc. (NYSE: OWW) today announced results for the first quarter ended March 31, 2013.

•	Room nights grew 14 percent in the first quarter 2013, a 7 percentage point acceleration from fourth quarter 2012.

•	Revenue increased 7 percent to $202.9 million in the first quarter 2013

•
Revenue from hotels and vacation packages grew to represent 47 percent of total revenue for the trailing twelve months (TTM) ended March 31, 2013, up 288 basis points from the TTM ended March 31, 2012.

•	Net income was $146.2 million for the first quarter 2013 due to the release of a $157.5 million valuation allowance related to the company's U.S. federal deferred tax assets.

•	Adjusted EBITDA grew 5 percent in the first quarter 2013 to $21.6 million.

	Three Months Ended
(in thousands, except	March 31,
per share data)	2013	2012	Change (a)

Hotel room night growth (b)	14%	3%	11%
Gross bookings	$3,102,581	$3,143,031	(1)%
Net revenue	$202,860	$189,779	7%
Net revenue margin (c)	6.5%	6.0%	0.5 ppt
Net income (loss)	$146,200	$(6,511)	**
Basic EPS	$1.38	$(0.06)	**
Diluted EPS	$1.34	$(0.06)	**

Operating cash flow	$176,254	$98,753	78%
Capital spending	$8,264	$12,550	(34)%

EBITDA(d)	$11,689	$17,778	(34)%
Other Adjustments	$9,958	$2,781	**
Adjusted EBITDA(d)	$21,647	$20,559	5%

** Not meaningful.

(a)	Percentages are calculated on unrounded numbers.

(b)	Represents year over year growth in stayed hotel room nights. Includes both standalone hotel room nights and hotel room nights included in vacation packages.

(c)	Represents net revenue as a percentage of gross bookings.

(d)
Non-GAAP financial measures. Definitions of EBITDA and Adjusted EBITDA and a reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measure are contained in Appendix A.

First Quarter 2013 Financial Results

Gross Bookings and Net Revenue
Gross bookings declined one percent year over year in the first quarter 2013. This decline was primarily driven by lower air volume, partially offset by higher hotel, vacation package and car rental volumes, higher average booking values for hotels, higher air fares and an air supplier mix shift.

Net revenue was $202.9 million for the first quarter 2013, up seven percent year over year. This increase was primarily driven by higher hotel volume and higher net revenue per air, hotel and vacation package transaction. Net revenue in the first quarter 2013 also benefited from the addition of an airline servicing revenue stream for one of the company's private label distribution partners and higher advertising revenue. Lower air volume partially offset these increases.

	Three Months Ended March 31,
(in thousands)	2013	2012	Change

Net Revenue
Standalone Air	$69,251	$72,244	(4)%
Standalone Hotel	62,923	49,465	27%
Vacation Package	31,677	30,254	5%
Advertising and Media	13,068	11,469	14%
Other	25,941	26,347	(2)%
Total Net Revenue	$202,860	$189,779	7%

Domestic	$150,206	$137,343	9%
International	52,654	52,436	—%
Total Net Revenue	$202,860	$189,779	7%

•
Standalone air net revenue was $69.3 million in the first quarter 2013, down four percent year over year. This decrease was driven primarily by lower volume, partially offset by higher net revenue per airline ticket and the addition of an airline servicing revenue stream.

•	Standalone hotel net revenue was $62.9 million in the first quarter 2013, up 27 percent year over year. This increase was driven primarily by higher volume and higher net revenue per transaction.

•	Vacation package net revenue increased five percent in the quarter to $31.7 million due primarily to higher net revenue per package and higher volume.

•	Advertising and media revenue was $13.1 million in the first quarter 2013, up 14 percent year over year.

In order to provide a more comparable view of the company's operating performance across periods, Appendix A to this press release adjusts gross bookings and net revenue for currency impacts. The company has also included a schedule of trended operating metrics in Appendix B to this press release.

Operating Expenses

Cost of revenue

Cost of revenue is comprised primarily of costs to operate customer service call centers, credit card processing fees and other costs, which include customer refunds and charge-backs and connectivity and other processing costs.

	Three Months Ended March 31,		$	%
	2013	2012	Change	Change
	(in thousands)
Customer service costs	$15,678	$12,801	$2,877	22%
Credit card processing fees	16,352	12,795	3,557	28%
Other	9,264	10,520	(1,256)	(12)%
Total cost of revenue	$41,294	$36,116	$5,178	14%
% of net revenue	20.4%	19.0%

Cost of revenue for the first quarter 2013 increased 14 percent year over year. Cost of revenue as a percent of revenue was up 133 basis points due primarily to higher credit card processing fees driven by growth in the company's global hotel business and higher customer service staffing levels required to support growth in the company's private label distribution channel. The increase was partially offset by lower levels of customer refunds and fraud in the first quarter 2013.

Selling, general and administrative (SG&A) expense

SG&A expense is comprised primarily of wages and benefits, contract labor costs, network communications, systems maintenance and equipment costs and other costs, which include legal, foreign currency transaction and hedging costs and other administrative costs.

	Three Months Ended March 31,		$	%
	2013	2012	Change	Change
	(in thousands)
Wages and benefits	$43,523	$38,270	$5,253	14%
Contract labor	6,055	7,415	(1,360)	(18)%
Network communications, systems maintenance and equipment	6,855	7,123	(268)	(4)%
Other	15,931	17,505	(1,574)	(9)%
Total SG&A	$72,364	$70,313	$2,051	3%
% of net revenue	35.7%	37.0%

SG&A expense for the first quarter 2013 was up three percent year over year. SG&A expense as a percent of revenue was down 138 basis points due primarily to lower contract labor costs, legal expense, network communications costs and travel, partially offset by severance incurred in connection with the targeted cost reductions the company undertook in the first quarter 2013 and lower capitalized wages and benefits.

Marketing expense

Marketing expense is comprised primarily of online marketing costs, such as search engine marketing, travel research and affiliates, and offline marketing costs, such as television, radio and print advertising.

	Three Months Ended March 31,		$	%
	2013	2012	Change	Change
	(in thousands)
Marketing expense	$74,936	$65,528	$9,408	14%
% of net revenue	36.9%	34.5%

Marketing expense as a percent of revenue increased 241 basis points to 36.9 percent for the first quarter 2013, up from 34.5 percent for the first quarter 2012. This increase was driven primarily by a mix shift towards businesses that have higher marketing as a percent of revenue and an active decision, in light of strong performance in the quarter, to step up marketing in certain areas of the business and reinvest to drive future growth.

Interest Expense

Net interest expense was $9.5 million in the first quarter 2013, down four percent year over year. This decline was due primarily to lower interest incurred on the tax sharing liability and, to a lesser extent, lower letter of credit fees, partially offset by the write-off of deferred financing costs in connection with the company's debt refinancing in March 2013.

In March 2013, Orbitz Worldwide secured a new $515 million senior secured credit facility consisting of a $150 million Tranche B term loan maturing in September 2017, a $300 million Tranche C term loan maturing in March 2019 and a $65 million revolving credit facility maturing in September 2017. A portion of the net proceeds from the term loans, together with cash from the company's balance sheet, was used to refinance $415 million of existing debt, which was scheduled to mature in July 2014, and $50 million will be used to cash collateralize letters of credit.

At March 31, 2013, Orbitz Worldwide was in compliance with all financial covenants in its Credit Agreement.

Provision (Benefit) for Income Taxes
The company recorded a tax benefit of $158.5 million for the first quarter 2013 due primarily to the release of a $157.5 million valuation allowance related to the company's U.S. federal deferred tax assets.

Cash Flow
Operating cash flow was $176.3 million for the quarter ended March 31, 2013, a 78 percent increase year over year due primarily to growth in the company's global hotel business and to the timing of cash receipts and payments.

At March 31, 2013, cash and cash equivalents were $219.8 million.

Operational Highlights

Consumer Brands

•
In February 2013, Orbitz launched the Orbitz Flights, Hotels, Cars app for iPad, an extension of its top-rated mobile apps. The Orbitz app for iPad is the only fully native, in-app experience that allows consumers to search and book all three major components of a trip. Designed specifically for the iPad, the new app brings the same speed, ease of use and exclusive mobile-only discounts to consumers as the award-winning Orbitz iPhone app -- a 2012 inductee into the App Store Hall of Fame and the only travel booking app given the App Store's Editors' Choice designation.

•
In April 2013, ebookers launched the ebookers Flights, Hotels, Car Hire app for iPhone and iPad, the first in Europe to have search and book functionality for the three main components of travel: hotels, flights and car hire.

•
In March 2013, ebookers launched a rail product offering, becoming the first European OTA to offer rail tickets across the entire UK rail network. ebookers customers can now book UK rail quickly and seamlessly across 21 different rail operating companies, with access to over 2,500 train stations and 20,000 trains per day.

•
In March 2013, Orbitz won the Gold Award in the Retail & E-Tail category at the 2013 Advertising Research Foundation's (ARF) David Ogilvy Awards for its "Take Vacation Back" brand campaign that launched last May. The annual awards cover 12 categories and recognize the extraordinary use of research in the advertising development processes by brands, research firms and advertising agencies. Orbitz took home top prize in the category over eHarmony for multiple factors including how well research was used in development of the ad and how research was used to measure results.

Partner Services

•
During the first quarter 2013, Orbitz Worldwide signed a multi-year agreement with Starwood Hotels & Resorts and partnership agreements with a number of regional hotel groups including Kross Hotels in Spain, Rede Atlantico in Brazil and Bespoke Hotels in the UK, among others.

•
During the first quarter 2013, Orbitz Worldwide signed distribution agreements with a number of airlines including LOT Polish Airlines, Kenya Airways, Air Berlin, Finnair, Air Astana and Transaero Airlines.

•	The company signed a multi-year distribution agreement with Hertz Rent a Car in the first quarter 2013.

•
During the first quarter 2013, Orbitz Worldwide signed partner marketing contracts with a number of destination marketing organizations including Bahamas Tourist Office, Barbados Tourism Authority, Brand USA, Mexico Tourism Board, Mount Hood Tourism, Okaloosa Tourism, Omaha Convention & Visitors Bureau, Positively Cleveland, Tourism Ireland, Travel Portland, Utah Office of Tourism, Vermont Tourism, Visit Annapolis, Visit Denmark and Visit Norway.

•
In March 2013, Orbitz Worldwide and the Vermont Department of Tourism launched a five-part online video series, "Orbitz Originals: Winter in Vermont," hosted by award-winning travel expert Richard Bangs and available at Orbitz.com/Vermont. Building on the success of previous "Orbitz Originals" installments that highlighted destinations as diverse as Ireland, New York and the Cayman Islands, this new series harnesses the power of online video to showcase Vermont's winter attractions and will be followed by "Orbitz Originals: Summer in Vermont" later this year.

Outlook

For the second quarter 2013, the company expects:

•	Net revenue in the range of $214 million to $220 million; and

•	Adjusted EBITDA between $35 million and $39 million.

For the full year 2013, the company expects:

•	Net revenue growth in the range of four percent to seven percent; and

•	Adjusted EBITDA growth between five percent and ten percent.

This outlook assumes foreign exchange rates as of April 30, 2013.

Quarterly Conference Call

Orbitz Worldwide will host a conference call to discuss its first quarter 2013 results at 10:00 a.m. ET (9:00 a.m. CT) on Thursday, May 9, 2013. A live webcast of the conference call can be accessed through the Orbitz Worldwide Investor Relations website at investors.orbitz.com. An archive of the webcast and a transcript will also be available on the website for at least 30 days.

About Orbitz Worldwide

Orbitz Worldwide is a leading global online travel company that uses innovative technology to enable leisure and business travelers to search for, plan and book a broad range of travel products and services including airline tickets, hotels, car rentals, cruises, and vacation packages. Orbitz Worldwide owns a portfolio of consumer brands that includes Orbitz.com (www.orbitz.com), CheapTickets (www.cheaptickets.com), ebookers (www.ebookers.com) and HotelClub (www.hotelclub.com). Also within the Orbitz Worldwide family, Orbitz Partner Network (www.orbitz.com/OPN) delivers private label travel solutions to a broad range of partners including many of the world's largest airlines, and Orbitz for Business (www.orbitzforbusiness.com) delivers managed corporate travel solutions for corporations. For more information on partnership opportunities with Orbitz Worldwide, visit corp.orbitz.com.

Orbitz Worldwide uses its Investor Relations website to make information available to its investors and the public at investors.orbitz.com. The public can sign up to receive email alerts whenever the company posts new information to the website.

Forward-Looking Statements

This press release and its attachments may contain forward-looking statements that involve risks, uncertainties and other factors concerning, among other things, the company's expected financial performance and its strategic operational plans. The results presented are unaudited. The company's actual results could differ materially from the results expressed or implied by such forward-looking statements and reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release and its attachments include, but are not limited to, competition in the travel industry; factors affecting the level of travel activity, particularly air travel volume; the termination of any major supplier's participation on the company's websites; the company's ability to renegotiate supplier agreements on acceptable terms; maintenance and protection of the company's information technology and intellectual property; the outcome of pending litigation; the company's level of indebtedness; risks associated with doing business in multiple currencies; trends in the travel industry; and general economic and business conditions. More information regarding these and other risks, uncertainties and factors is contained in the section entitled "Risk Factors" in the company's filings with the Securities and Exchange Commission ("SEC"), which are available on the SEC's website at www.sec.gov or the company's Investor Relations website at investors.orbitz.com. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of May 9, 2013, and Orbitz Worldwide undertakes no obligation to publicly revise any forward-looking statement.

About Non-GAAP Financial Measures

This press release and its attachments include certain non-GAAP financial measures as defined by the SEC. These measures may be different from non-GAAP measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP). Further information regarding the non-GAAP financial measures included in this press release is contained in Appendix A attached to this press release.

Media Contact:             Investor Contact:
Chris Chiames             Melissa Hayes
+1 312 894 6890             +1 312 260 2428
chris.chiames@orbitz.com        melissa.hayes@orbitz.com

Orbitz Worldwide, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2013	2012

Net revenue	$202,860	$189,779
Cost and expenses
Cost of revenue	41,294	36,116
Selling, general and administrative	72,364	70,313
Marketing	74,936	65,528
Depreciation and amortization	14,499	13,878
Impairment of property and equipment	2,577	—
Total operating expenses	205,670	185,835
Operating income (loss)	(2,810)	3,944
Other expense
Net interest expense	(9,529)	(9,955)
Other expense	—	(44)
Total other expense	(9,529)	(9,999)
Loss before income taxes	(12,339)	(6,055)
Provision (benefit) for income taxes	(158,539)	456
Net income (loss)	$146,200	$(6,511)

Net income (loss) per share - basic
Net income (loss) per share	$1.38	$(0.06)
Weighted-average shares outstanding	106,294,089	104,812,523

Net income (loss) per share - diluted
Net income (loss) per share	$1.34	$(0.06)
Weighted-average shares outstanding	108,962,383	104,812,523

Orbitz Worldwide, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share data)

	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$219,768	$130,262
Accounts receivable (net of allowance for doubtful accounts of $1,098 and $903, respectively)	99,244	75,789
Prepaid expenses	17,914	11,018
Due from Travelport, net	14,439	5,617
Other current assets	12,846	3,072
Total current assets	364,211	225,758
Property and equipment (net of accumulated depreciation of $297,533 and $297,618)	124,531	132,544
Goodwill	345,388	345,388
Trademarks and trade names	90,511	90,790
Other intangible assets, net	650	830
Deferred income taxes, non-current	152,016	6,773
Restricted cash	89,509	24,485
Other non-current assets	24,197	7,746
Total Assets	$1,191,013	$834,314

Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
Accounts payable	27,123	21,485
Accrued merchant payable	417,521	268,589
Accrued expenses	137,519	118,329
Deferred income	56,347	34,948
Term loan, current	13,500	24,708
Other current liabilities	3,816	5,365
Total current liabilities	655,826	473,424
Term loan, non-current	436,500	415,322
Tax sharing liability	67,522	70,912
Other non-current liabilities	16,926	17,319
Total Liabilities	1,176,774	976,977
Commitments and contingencies
Shareholders' Equity (Deficit):
Preferred stock, $0.01 par value, 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 140,000,000 shares authorized, 105,179,337 and 105,119,044 shares issued, respectively	1,052	1,051
Treasury stock, at cost, 25,237 shares held	(52)	(52)
Additional paid-in capital	1,044,285	1,041,466
Accumulated deficit	(1,036,424)	(1,182,624)
Accumulated other comprehensive income (loss) (net of accumulated tax benefit of $0 and $2,558)	5,378	(2,504)
Total Shareholders' Equity (Deficit)	14,239	(142,663)
Total Liabilities and Shareholders' Equity (Deficit)	$1,191,013	$834,314

Orbitz Worldwide, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2013	2012
Operating activities:
Net income (loss)	$146,200	$(6,511)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	14,499	13,878
Impairment of property and equipment	2,577	—
Amortization of unfavorable contract liability	(895)	(1,110)
Non-cash net interest expense	3,574	3,810
Deferred income taxes	(158,667)	212
Stock compensation	2,644	1,716
Changes in assets and liabilities:
Accounts receivable	(24,801)	(15,863)
Due from Travelport, net	(8,974)	(14,066)
Accounts payable, accrued expenses and other current liabilities	23,011	3,973
Accrued merchant payable	151,515	106,523
Deferred income	21,814	19,239
Other	3,757	(13,048)
Net cash provided by operating activities	176,254	98,753

Investing activities:
Property and equipment additions	(8,264)	(12,550)
Changes in restricted cash	(65,323)	(650)
Net cash used in investing activities	(73,587)	(13,200)

Financing activities:
Payments on and retirement of term loan	(440,030)	(32,183)
Issuance of long-term debt, net of issuance costs	434,068	—
Employee tax withholdings related to net share settlements of equity-based awards	(21)	(24)
Proceeds from exercise of employee stock options	196	—
Payments on tax sharing liability	(4,448)	(3,734)
Payments on note payable	—	(57)
Net cash used in financing activities	(10,235)	(35,998)

Effects of changes in exchange rates on cash and cash equivalents	(2,926)	1,939
Net increase in cash and cash equivalents	89,506	51,494
Cash and cash equivalents at beginning of period	130,262	136,171
Cash and cash equivalents at end of period	$219,768	$187,665

Supplemental disclosure of cash flow information:
Income tax payments, net	$159	$815
Cash interest payments	$5,451	$9,475
Non-cash investing activity:
Capital expenditures incurred not yet paid	$3,129	$481

Appendix A: Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

EBITDA is a performance measure used by management that is defined as net income or net loss plus: net interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA represents EBITDA as adjusted for certain non-cash and unusual or non-recurring items as described below. Orbitz Worldwide uses and believes investors and other external users of the company's financial statements benefit from the presentation of EBITDA and Adjusted EBITDA in evaluating its operating performance because:

•
These measures provide greater insight into management decision making at Orbitz Worldwide as they are among the primary metrics by which management evaluates the operating performance of the company's business. Management believes that when viewed with GAAP results and the accompanying reconciliation, EBITDA and Adjusted EBITDA provide additional information that is useful for management and other external users to gain an understanding of the factors and trends affecting the ongoing cash earnings capability of the company's business, from which capital investments are made and debt is serviced. These supplemental measures are used by management and the board of directors to evaluate the company's actual results against management's expectations.

•
EBITDA measures performance apart from items such as interest expense, income taxes and depreciation and amortization. Management believes that the exclusion of interest expense is necessary to evaluate the cash earnings capability of the business. The company generally only funds working capital requirements with borrowed funds (specifically, funds borrowed under its revolving credit facility), if at all, in the fourth quarter of the year when its cash balances are typically the lowest. As a result, nearly all of the company's interest expense is not incurred to fund its operating activities. In addition, excluding interest expense from the company's non-GAAP measures is consistent with the company's intent to disclose the ongoing cash earnings capability of the business, from which capital investments are made and debt is serviced. Management believes that the exclusion of non-cash depreciation and amortization is also necessary to evaluate the cash earnings capability of the business. Management believes that the review of its non-GAAP measures in conjunction with other GAAP metrics, such as capital expenditures, is more useful in understanding the company's business than the inclusion of depreciation and amortization expense in the non-GAAP measures used by management, since depreciation and amortization expense has historically fluctuated as a result of purchase accounting and this expense involves management judgment (e.g. estimated useful lives).

•
Adjusted EBITDA corresponds more closely to the ongoing cash earnings capability of the company's business, by excluding the items described above and items such as litigation settlements that are not driven by core operating results, certain other non-cash items, such as goodwill and intangible asset impairment charges and stock-based compensation, and other unusual and non-recurring items, such as restructuring charges.

EBITDA and Adjusted EBITDA, as presented for the three months ended March 31, 2013 and 2012, are not defined under GAAP and do not purport to be an alternative to net income or net loss as a measure of operating performance. EBITDA and Adjusted EBITDA have certain limitations in that they do not take into account the impact of certain expenses to the company's income statement, such as stock-based compensation, goodwill and intangible asset impairment charges and certain one-time items, if applicable. Because not all companies use identical calculations, this presentation of EBITDA and Adjusted EBITDA may not be comparable to other similarly-titled measures used by other companies.

The following table provides a reconciliation of net income (loss) to EBITDA:

	Three Months Ended March 31,
	2013	2012
	(in thousands)
Net income (loss)	$146,200	$(6,511)
Net interest expense	9,529	9,955
Provision (benefit) for income taxes	(158,539)	456
Depreciation and amortization	14,499	13,878
EBITDA	$11,689	$17,778

EBITDA was adjusted by the items listed and described in more detail below. The following table provides a reconciliation of EBITDA to Adjusted EBITDA:

	Three Months Ended March 31,
	2013	2012
	(in thousands)
EBITDA	$11,689	$17,778
Impairment of property and equipment (a)	2,577	—
Stock-based compensation expense	2,644	1,716
Restructuring (b)	3,863	—
Litigation settlements and other (c)	874	1,065
Adjusted EBITDA	$21,647	$20,559

(a)	Represents impairment of property and equipment in connection with the company's decision to exit the Away Network business.
(b)	Represents one-time costs associated with targeted cost actions the company undertook in the first quarter 2013.
(c)	Represents charges related to certain legal proceedings and other non-recurring professional fees.

Gross Bookings and Net Revenue, at Constant Currency
The company's reporting currency is the U.S. dollar. As a result, reported financial results are impacted by the strength or weakness of the U.S. dollar relative to the currencies of the international markets in which the company operates, particularly the Pound sterling, Euro, Swiss franc and Australian dollar. Management evaluates the company's operating performance with and without the impact of changes in foreign exchange rates because it believes excluding the impact of foreign exchange rates provides a more comparable view of the company's operating performance across periods. Management believes that when viewed with GAAP results and the accompanying reconciliation, management and other external users are better able to gain an understanding of the factors and trends affecting operating performance. The following table adjusts gross bookings and net revenue for foreign currency impacts across the relevant periods:

	Three Months Ended
(in thousands)	Domestic	International	Total Orbitz Worldwide

Gross Bookings
Q1, 2013 Reported Gross Bookings	$2,424,956	$677,625	$3,102,581

Q1, 2012 Reported Gross Bookings	$2,492,564	$650,467	$3,143,031
Impact of Foreign Exchange Rates	—	(841)	(841)
Q1, 2012 Gross Bookings at Constant Currency	$2,492,564	$649,626	$3,142,190

Reported Gross Bookings Growth	(3)%	4%	(1)%
Gross Bookings Growth at Constant Currency	(3)%	4%	(1)%

Net Revenue
Q1, 2013 Reported Net Revenue	$150,206	$52,654	$202,860

Q1, 2012 Reported Net Revenue	$137,343	$52,436	$189,779
Impact of Foreign Exchange Rates	—	(226)	(226)
Q1, 2012 Net Revenue at Constant Currency	$137,343	$52,210	$189,553

Reported Net Revenue Growth	9%	—%	7%
Net Revenue Growth at Constant Currency	9%	1%	7%

Appendix B: Trended Operating Metrics

	2011				2012				2013
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
Gross Bookings (in thousands)
Domestic	$2,376,604	$2,414,061	$2,250,943	$2,056,277	$2,492,564	$2,399,412	$2,087,798	$1,968,503	$2,424,956
International	598,546	583,146	599,207	461,734	650,467	570,777	562,698	505,259	677,625
Total	$2,975,150	$2,997,207	$2,850,150	$2,518,011	$3,143,031	$2,970,189	$2,650,496	$2,473,762	$3,102,581

Standalone Air	$2,119,934	$2,201,860	$2,026,135	$1,849,055	$2,202,538	$2,155,649	$1,821,937	$1,719,165	$2,027,713
Non-air	855,216	795,347	824,015	668,956	940,493	814,540	828,559	754,597	1,074,868
Total	$2,975,150	$2,997,207	$2,850,150	$2,518,011	$3,143,031	$2,970,189	$2,650,496	$2,473,762	$3,102,581
Year over Year Gross Bookings Growth
Domestic	(2)%	(9)%	(4)%	(3)%	5%	(1)%	(7)%	(4)%	(3)%
International	21%	39%	31%	6%	9%	(2)%	(6)%	9%	4%
Total	2%	(3)%	1%	(1)%	6%	(1)%	(7)%	(2)%	(1)%

Standalone Air	(1)%	(6)%	(1)%	(3)%	4%	(2)%	(10)%	(7)%	(8)%
Non-air	7%	9%	8%	4%	10%	2%	1%	13%	14%
Total	2%	(3)%	1%	(1)%	6%	(1)%	(7)%	(2)%	(1)%

At Constant Currency
Domestic	(2)%	(9)%	(4)%	(3)%	5%	(1)%	(7)%	(4)%	(3)%
International	16%	20%	17%	5%	10%	6%	2%	11%	4%
Total	1%	(5)%	(1)%	(1)%	6%	1%	(5)%	(2)%	(1)%

Standalone Air	(1)%	(8)%	(3)%	(3)%	4%	(1)%	(9)%	(7)%	(8)%
Non-air	6%	5%	5%	3%	10%	4%	3%	13%	14%
Total	1%	(5)%	(1)%	(1)%	6%	1%	(5)%	(2)%	(1)%

Net Revenue (in thousands)
Domestic	$134,333	$142,026	$142,214	$128,547	$137,343	$145,073	$142,297	$137,378	$150,206
International	50,590	59,800	60,710	48,599	52,436	55,904	56,006	52,359	52,654
Total	$184,923	$201,826	$202,924	$177,146	$189,779	$200,977	$198,303	$189,737	$202,860

Standalone Air	$72,500	$69,522	$63,850	$59,295	$72,244	$67,313	$61,917	$60,064	$69,251
Non-air transactional	98,588	117,715	124,388	103,736	105,872	118,239	121,900	112,540	120,304
Non-transactional	13,835	14,589	14,686	14,115	11,663	15,425	14,486	17,133	13,305
Total	$184,923	$201,826	$202,924	$177,146	$189,779	$200,977	$198,303	$189,737	$202,860

International as a % of Total Net Revenue	27%	30%	30%	27%	28%	28%	28%	28%	26%
Year over Year Net Revenue Growth
Domestic	(7)%	(6)%	(4)%	(5)%	2%	2%	0%	7%	9%
International	17%	42%	32%	4%	4%	(7)%	(8)%	8%	0%
Total	(1)%	4%	4%	(3)%	3%	0%	(2)%	7%	7%

Standalone Air	1%	(2)%	(2)%	(11)%	0%	(3)%	(3)%	1%	(4)%
Non-air transactional	(2)%	8%	7%	2%	7%	0%	(2)%	8%	14%
Non-transactional	(6)%	8%	11%	4%	(16)%	6%	(1)%	21%	14%
Total	(1)%	4%	4%	(3)%	3%	0%	(2)%	7%	7%

At Constant Currency
Domestic	(7)%	(6)%	(4)%	(5)%	2%	2%	0%	7%	9%
International	10%	21%	17%	2%	4%	1%	0%	9%	1%
Total	(3)%	0%	1%	(3)%	3%	2%	0%	7%	7%

Standalone Air	0%	(5)%	(5)%	(12)%	0%	(1)%	0%	2%	(4)%
Non-air transactional	(4)%	3%	4%	1%	7%	2%	0%	9%	14%
Non-transactional	(6)%	6%	10%	4%	(16)%	7%	0%	22%	14%
Total	(3)%	0%	1%	(3)%	3%	2%	0%	7%	7%

Orbitz Worldwide Transaction Growth	(7)%	(9)%	(7)%	(10)%	1%	(4)%	(7)%	(4)%	(4)%

Orbitz Worldwide Hotel Room Night Growth	(2)%	(1)%	(1)%	(2)%	3%	3%	0%	7%	14%